Sub-Item 77C

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                           AIM INDEPENDENCE 2010 FUND

A Special Meeting ("Meeting") of Shareholders of AIM Independence 2010 Fund, an investment portfolio of AIM Growth Series, a Delaware statutory trust ("Trust"), was held on February 29, 2008. The Meeting was held for the following purpose:

(1) Approve a new sub-advisory agreement between Invesco Aim Advisors, Inc. and each of AIM Funds Management, Inc.; Invesco Asset Management Deutschland, GmbH; Invesco Asset Management Limited; Invesco Asset Management (Japan) Limited; Invesco Australia Limited; Invesco Global Asset Management (N.A.), Inc.; Invesco Hong Kong Limited; Invesco Institutional (N.A.), Inc.; and Invesco Senior Secured Management, Inc.

The results of the voting on the above matter were as follows:

                                                                             Votes     Withheld/     Broker
Matter                                                          Votes For   Against   Abstentions   Non-Votes
------                                                          ---------   -------   -----------   ---------
(1) Approve a new sub-advisory agreement between Invesco Aim
    Advisors, Inc. and each of AIM Funds Management, Inc.;
    Invesco Asset Management Deutschland, GmbH; Invesco
    Asset Management Limited; Invesco Asset Management
    (Japan) Limited; Invesco Australia Limited; Invesco
    Global Asset Management (N.A.), Inc.; Invesco Hong Kong
    Limited; Invesco Institutional (N.A.), Inc.; and Invesco
    Senior Secured Management, Inc. .........................    134,828     7,194       1,184        51,157

The Meeting was adjourned until March 28, 2008, with respect to the following proposals:

(1) Elect 13 trustees to the Board of Trustees of the Trust, each of whom will serve until his or her successor is elected and qualified.

(2) Approve an amendment to the Trust's Agreement and Declaration of Trust that would permit the Board of Trustees of the Trust to terminate the Trust, the Fund, and each other series portfolio of the Trust, or a share class without a shareholder vote.

The results of the voting on the above matters were as follows:

                                                                                Withheld/
Matter                                                           Votes For    Abstentions**
------                                                          -----------   -------------
(1)* Bob R. Baker............................................   259,205,198    10,486,394
     Frank S. Bayley.........................................   259,256,384    10,435,208
     James T. Bunch..........................................   258,142,293    11,549,299
     Bruce L. Crockett.......................................   258,143,390    11,548,202
     Albert R. Dowden........................................   259,201,224    10,490,368
     Jack M. Fields..........................................   259,317,796    10,373,796
     Martin L. Flanagan......................................   259,304,758    10,386,834
     Carl Frischling.........................................   259,178,445    10,513,147
     Prema Mathai-Davis......................................   259,255,582    10,436,010
     Lewis F. Pennock........................................   258,139,258    11,552,334
     Larry Soll, Ph.D. ......................................   258,048,313    11,643,279
     Raymond Stickel, Jr. ...................................   258,206,591    11,485,001
     Philip A. Taylor........................................   259,264,092    10,427,500

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* Proposals 1 and 2 required approval by a combined vote of all of the portfolios of AIM Growth Series.

**   Includes Broker Non-Votes.

                                                                                               Withheld/      Broker
Matter                                                           Votes For    Votes Against   Abstentions    Non-Votes
------                                                          -----------   -------------   -----------   ----------
(2)* Approve an amendment to the Trust's Agreement and
     Declaration of Trust that would permit the Board of
     Trustees of the Trust to terminate the Trust, the Fund,
     and each other series portfolio of the Trust, or a share
     class without a shareholder vote........................   182,780,828     23,098,525     6,564,572    57,247,667

For a more detailed discussion on the proposal that was submitted to shareholders, please refer to the proxy statement that was filed on December 28, 2007 with the SEC under Accession number 0000950134-07-026301.

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* Proposals 1 and 2 required approval by a combined vote of all of the portfolios of AIM Growth Series.